SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 15, 1997
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                            DOMAIN ENERGY CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                          1-12999                    76-0526147
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(STATE OR OTHER               (COMMISSION FILE NUMBER)          (IRS EMPLOYER
JURISDICTION OF                                              IDENTIFICATION NO.)
 INCORPORATION)


16801 Greenspoint Park Drive, Suite 2000, Houston, TX                    77060
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


Registrant's telephone number, including area code      (281) 618-1800
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

            Pursuant to the terms of that certain Securities Purchase Agreement, dated as of November 21, 1997 (the "Securities Purchase Agreement"), between Domain Energy Corporation (the "Company") and Enron Finance Corp., a Delaware corporation ("Enron") and the owner of a majority of the shares of capital stock of Gulfstar Energy, Inc. ("Gulfstar"), on December 15, 1997, the Company purchased all of the shares of capital stock of Gulfstar owned by Enron and all of the indebtedness of Gulfstar to Enron held by Enron. In connection with the execution of the Securities Purchase Agreement, the Company entered into that certain Agreement and Plan of Merger, dated as of December 15, 1997 (the "Merger Agreement"), among the Company, Domain Gulf Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Gulfstar pursuant to which, upon consummation of the transactions contemplated by the Securities Purchase Agreement, and subject to the receipt of Gulfstar stockholder approval and the satisfaction of other conditions precedent, the remaining stockholders of Gulfstar would receive a combination of cash and shares of common stock of the Company in exchange for the shares of capital stock of Gulfstar owned by such stockholders. The transactions contemplated by the Merger Agreement were consummated on December 15, 1997, immediately following consummation of the transactions contemplated by the Securities Purchase Agreement. As a result of these transactions, Gulfstar became a wholly owned subsidiary of the Company. The aggregate purchase price for all of the shares of capital stock of Gulfstar and indebtedness of Gulfstar to Enron acquired by the Company pursuant to the Securities Purchase Agreement and the Merger Agreement consisted of approximately $8,000,000 in cash and 394,737 shares of common stock of the Company.

            The assets of Gulfstar consist of oil and gas reserves and leasehold rights and associated exploration and production assets, including a database of seismic information licensed to Gulfstar pursuant to various licensing agreements.

            The Merger Agreement provides that the Company will create one additional seat on the Company's Board of Directors and will cause Michael L. Harvey, an officer and director of Gulfstar, to be appointed to the Company's Board of Directors after consummation of the merger contemplated thereby. In addition, Gulfstar agreed to pay Mr. Harvey $200,000 upon consummation of such merger, for which Gulfstar will be reimbursed by Enron. Upon consummation of such merger, the Company agreed to grant to Mr. Harvey options to purchase up to 100,000 shares of common stock of the Company under the Company's Stock Purchase and Option Plan, pursuant to a separate Non-Qualified Stock Option Agreement between the Company and Mr. Harvey. The Company agreed to make available a loan to Mr. Harvey in the amount of $250,000 to finance the purchase of common stock of the Company by Mr. Harvey at a price of $19.00 per share.




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
ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of businesses acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.



 Exhibit Number    Description
 --------------    -----------

       2.1         Securities Purchase Agreement, dated as of
                   November 21, 1997, between Domain Energy
                   Corporation and Enron Finance Corp.

       2.2 Agreement and Plan of Merger, dated as of November 21, 1997, among Domain Energy
                   Corporation, Domain Gulf Acquisition Corp. and
                   Gulfstar Energy, Inc.




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
                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              DOMAIN ENERGY CORPORATION

                              By: /s/ Rick G. Lester
                                  -----------------------------------------
                              Name:  Rick G. Lester
                              Title: Vice President, Chief Financial Officer
                                     and Treasurer


Date:  December 23, 1997

                                  EXHIBIT INDEX


Exhibit Number    Description
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       2.1         Agreement and Plan of Merger, dated as of
                   November 21, 1997, among Domain Energy
                   Corporation, Domain Gulf Acquisition Corp. and
                   Gulfstar Energy, Inc.

       2.2         Securities Purchase Agreement, dated as of
                   November 21, 1997, between Domain Energy
                   Corporation and Enron Finance Corp.